                                                                       EXHIBIT 8

                [Letterhead of Pietrantoni Mendez & Alvarez, LLP]

                                  June 28, 2002

Popular, Inc.
209 Munoz Rivera Avenue
San Juan PR 00918

Dear Sirs:

         As special counsel for Popular, Inc. (the "Company") in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Act"), of 3,000,000 shares of common stock of the Company (the "Shares"), par value $6.00 per share (including attached rights to purchase Series A Participating Cumulative Preferred Stock) issuable under the Company's Dividend Reinvestment and Stock Purchase Plan, we have examined the prospectus relating to the Shares (the "Prospectus") contained in the Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about June 28, 2002 and have reviewed the summary of certain Federal and Puerto Rico income tax considerations of the proposed offering described in the Prospectus
(the "Summary") appearing under the caption "Certain Tax Consequences of Participation in the Plan." We have also reviewed such other documents and instruments and have examined such questions of law as we have considered necessary for the purpose of this opinion.

         It is our opinion that the statements of law contained in the Summary, subject to the limitations stated in the Summary and below, while not purporting to discuss all Federal and Puerto Rico income tax ramifications of the offering, are accurate statements of the principal Federal and Puerto Rico tax consequences to the investors who purchase Shares in the offering described in the Prospectus.

Popular, Inc.
June 28, 2002
Page 2

         Our opinion is based upon the review of the Prospectus and of applicable Federal and Puerto Rico income tax statutes, regulations, rulings and decisions, as now in effect. A change in any of the foregoing could necessitate a change in our opinion. In addition, our opinion pertains only to the accuracy of the statements of law contained in the Summary. As to the statements of fact, we are relying upon your representation that such factual matters are accurate.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Certain Tax Consequences of Participation in the Plan" in the Prospectus. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                          Very truly yours,



                                          /S/ Pietrantoni Mendez & Alvarez LLP

                                          Pietrantoni Mendez & Alvarez LLP